Exhibit 99.1

Company Contact:	Lankford Wade
Senior Vice President & Treasurer
(615) 236-6200
HealthSpring, Inc. Reports 2011 First Quarter Results
Raises 2011 Earnings Per Share Guidance Range to $3.40 to $3.70
NASHVILLE, TN. (April 28, 2011) — HealthSpring, Inc. (NYSE:HS) today announced its results for the first quarter ended March 31, 2011, which include the results of Bravo Health, Inc. (“Bravo Health”), acquired by the Company in November 2010. Highlights for the 2011 first quarter included:
•	Net income of $44.2 million, or $0.75 per diluted share, compared with $33.8 million, or $0.59 per diluted share, in the 2010 first quarter.
•	Premium revenue of $1.4 billion, up 85.0% over the 2010 first quarter.
•
Medicare Advantage membership of 331,609, up 69.7% over the 2010 first quarter and 8.9% over 2010 year-end, and stand-alone PDP membership of 834,642, up 114.3% over the 2010 first quarter and 15.2% over 2010 year-end.

•	Completion of an underwritten public offering of 8,625,000 shares of common stock in March and the receipt of net proceeds of $301.5 million.
Commenting on the 2011 first quarter results, Herb Fritch, Chairman and Chief Executive Officer, said, “We are pleased to begin 2011 on a positive note as indicated by our strong results for the first three months of the year. The main drivers of these favorable results were higher membership than expected, resulting from higher gross sales and member retention, continued favorable inpatient utilization in most of our Medicare Advantage plans, and increased operating leverage at the SG&A line. Somewhat offsetting these favorable results were higher Medicare Advantage MLRs in our newly acquired Pennsylvania and Mid-Atlantic plans, some of which were expected, and higher than anticipated PDP expenses in certain markets, particularly California. On balance, we believe the results for the quarter bode well for a strong 2011 and are raising our earnings per share guidance.”
First Quarter Results
($in thousands, except per share amounts)

	Three Months Ended
	March 31,		Percent
	2011	2010	Change
Premium revenue	$1,386,136	$749,378	85.0%
Total revenue	1,401,889	760,442	84.4
Medical expense	1,170,413	612,519	91.1
Net income	44,220	33,801	30.8
Net income per common share — diluted (1)	0.75	0.59	27.1

(1)	Weighted average shares outstanding used in the calculation of net income per common share — diluted were 59,067,394 and 57,557,961, respectively, for the three months ended March 31, 2011 and 2010.
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HS Reports First Quarter 2011 Results

April 28, 2011
Operating Highlights
Revenue
•
Medicare Advantage premiums (including the prescription drug component of HealthSpring’s Medicare Advantage plans, or “MA-PD”) were $1.1 billion for the 2011 first quarter, which represents an increase of 77.7% over the 2010 first quarter. The higher premium revenue in the 2011 first quarter was primarily attributable to the inclusion of Bravo Health and to a 9.1% increase in membership in the legacy HealthSpring health plans compared with the 2010 first quarter.

•
Medicare Advantage premiums per member per month, or “PMPM,” were $1,111 in the 2011 first quarter, compared with $1,062 in the 2010 first quarter. The increase in PMPM premiums was primarily the result of the inclusion of higher PMPM premiums from the Pennsylvania market and increased risk adjustment payments.

•
Stand-alone PDP premium revenue was $285.0 million for the 2011 first quarter, an increase of 120.1% compared with the 2010 first quarter. The increase in revenue was primarily the result of the inclusion of Bravo Health premium revenue for the first quarter 2011.

•	Investment income in the 2011 first quarter increased $2.4 million compared with the 2010 first quarter. The increase in investment income was primarily as a result of increases in invested balances.
Medical Expense
•
Medicare Advantage medical loss ratio, or “MLR,” was 80.5% for the 2011 first quarter, compared with 78.3% for the 2010 first quarter. The increase in the 2011 first quarter MLR, much of which was expected, is primarily due to the inclusion of Bravo Health, which has historically run higher MLRs than other HealthSpring plans, and as a result of increases in member benefits for 2011. The increase in MLR was partially offset by lower MLRs in many of our markets resulting from more favorable inpatient utilization in the current quarter.

•
PDP MLR was 99.6% for the 2011 first quarter, compared with 98.6% for the 2010 first quarter. The 100 basis points increase in PDP MLR during the current quarter was primarily the result of the higher cost trends from new members in certain PDP regions, particularly California.

Selling, General & Administrative (SG&A) Expense
•
SG&A expense as a percentage of total revenue in the 2011 first quarter decreased 40 basis points to 9.7%, compared with 10.1% in the 2010 first quarter. The decrease in SG&A expense as a percentage of revenue resulted primarily from revenue increases and lower marketing expenses due to the shortened enrollment period for 2011. SG&A expense in the 2011 first quarter increased $59.7 million compared with the 2010 first quarter, primarily as a result of the inclusion of Bravo Health in the 2011 first quarter.

Depreciation and Amortization Expense
•
Depreciation and amortization expense in the 2011 first quarter increased $7.0 million over the 2010 first quarter, the majority of which increase relates to the amortization of identifiable intangible assets acquired as part of the Bravo Health transaction.

Interest Expense
•
Interest expense in the 2011 first quarter increased $0.3 million compared with the 2010 first quarter. The Company’s interest expense in the 2010 first quarter included debt extinguishment costs of $7.1 million resulting from the Company entering into a new credit facility. Net of the extinguishment costs, interest expense increased $7.4 million in the 2011 first quarter, reflecting higher average debt amounts outstanding related to borrowings made to finance the Bravo Health acquisition.

•
The weighted average effective interest rate on the Company’s borrowings (exclusive of the amortization of deferred financing costs and other credit facility fees) for the three months ended March 31, 2011, was 4.6%, compared with 3.9% for the three months ended March 31, 2010.

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HS Reports First Quarter 2011 Results

April 28, 2011
Income Taxes
•	The Company’s effective income tax rate for the three months ended March 31, 2011, was 37.1%, compared with 37.0% for the three months ended March 31, 2010.
Balance Sheet Highlights
•
At March 31, 2011, the Company’s cash and investments were $893.7 million, $172.3 million of which was held by unregulated entities, compared with cash and investments of $771.8 million at December 31, 2010, $83.4 million of which was held by unregulated entities.

•	Days in claims payable totaled 33 at the end of the 2011 first quarter, compared with 29 at the end of the 2010 first quarter and 35 at the end of the 2010 fourth quarter.
•
On March 29, 2011, the Company completed an underwritten public offering of 8,625,000 shares of its common stock. The net proceeds from the offering, after offering expenses and underwriting discounts, were $301.5 million. The Company used $263.4 million of the net proceeds for the repayment of indebtedness during the 2011 first quarter.

•
Total debt outstanding was $354.1 million at March 31, 2011, compared with $626.9 million at December 31, 2010. There were no borrowings outstanding under the Company’s revolving credit facility at March 31, 2011.

Outlook
The Company expects the following in regards to 2011:
•
Diluted EPS: The Company revises its estimate for diluted earnings per share to a range of $3.40 to $3.70, on weighted average shares outstanding of approximately 66.0 million. In connection with the equity offering completed in March 2011, the Company had previously revised earnings per share guidance to a range of $3.30 to $3.60.

•
Membership: The Company maintains its estimate for Medicare Advantage membership to be at least 340,000 at the end of 2011. The Company now estimates its PDP membership to be in the range of 860,000 to 880,000 at the end of 2011.

•	Revenue: The Company maintains its estimate that total revenue will be at least $5.4 billion.
•
MLRs: The Company revises its estimate for Medicare Advantage (including MA-PD) full-year MLR to a range of 81.0% to 81.5%. The Company now estimates its stand-alone PDP MLR to be in the range of 87.0% to 88.0% for the year.

•	SG&A: The Company revises its estimate for selling, general and administrative expense to be approximately 10.0% of total revenue for the year.
•	Income taxes: The Company maintains its estimate that its effective income tax rate for 2011 will be 37.0% to 37.5%.
Conference Call
A live audio webcast of the conference call regarding first quarter results and other matters referenced in this release will begin at 10:00 a.m. ET on Thursday, April 28, 2011. The public may access the conference call through HealthSpring’s website, www.healthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (913) 312-0382, confirmation number 8096339. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.
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HS Reports First Quarter 2011 Results

April 28, 2011
About HealthSpring
HealthSpring is based in Nashville, Tennessee, and is one of the country’s largest Medicare Advantage coordinated care plans. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Delaware, Florida, Georgia, Illinois, Maryland, Mississippi, New Jersey, Pennsylvania, Tennessee, Texas, and Washington D.C. and also offers national and regional stand-alone Medicare prescription drug plans. For more information, visit www.healthspring.com. Media information is available at HealthSpring’s press site: http://press.healthspring.com.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding 2011 guidance and trends in membership growth, utilization, and medical expenses. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Any projections or other forward-looking information in this release or made orally and related thereto are based on management’s beliefs and assumptions and on information available to HealthSpring at the time the statements were or are made, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Information contained herein speaks only as of the date of this release.
The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: changes in enrollment and dis-enrollment patterns, including as a result of shortened enrollment periods; the impact of recent healthcare reform legislation, including legislative and regulatory actions or changes affecting Medicare funding and premium rates, increased costs, and new taxes; changes in our members’ utilization of medical services and pharmaceuticals; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare premiums; competition; the Company’s ability to accurately estimate incurred but not reported and other unpaid medical claims; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; costs or liabilities associated with compliance with regulatory mandates and with responding to regulatory audits; management changes; the Company’s ability to identify, evaluate, and integrate acquisition opportunities; substantial changes in interest rates over a prolonged period; changes in tax estimates, assets, or liabilities and valuation allowances related thereto; HealthSpring’s lack of prior experience in Bravo Health’s service areas; HealthSpring’s ability to manage and integrate successfully the operations of Bravo Health, achieve operating efficiencies, and maintain and grow membership as anticipated; and HealthSpring’s ability to effectively service the additional indebtedness incurred in connection with the acquisition of Bravo Health. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in other public filings by the Company.
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HS Reports First Quarter 2011 Results

April 28, 2011
Supplemental Information
1. Membership

	March 31,	Dec. 31,	Percent	March 31,	Percent
	2011	2010	Change	2010	Change
MA Membership:
Alabama	32,510	30,148	7.8%	31,170	4.3%
Florida	38,177	37,022	3.1	35,093	8.8
Pennsylvania	67,899	63,044	7.7	—	—
Tennessee	71,441	65,533	9.0	63,505	12.5
Texas	79,923	71,105	12.4	48,298	65.5
Other	41,659	37,752	10.3	17,299	140.8

Total	331,609	304,604	8.9%	195,365	69.7%

PDP Membership	834,642	724,394	15.2%	389,561	114.3%

2. Reconciliation of Medical Claims Payable
The following table provides a reconciliation of changes in the medical claims liability for HealthSpring for the three months ended March 31, 2011 and 2010.

	Three Months Ended
	March 31,
(Unaudited, $ in thousands)	2011	2010

Balance at beginning of period	$350,217	$202,308

Incurred related to:
Current period	1,174,160	623,872
Prior period (1)	(3,747)	(11,353)

Total incurred	1,170,413	612,519

Paid related to:
Current period	824,458	461,049
Prior period	273,045	155,894

Total paid	1,097,503	616,943

Balance at the end of the period	$423,127	$197,884

(1)
Negative amounts reported for incurred related to prior periods result from fee-for-service medical claims estimates being settled for amounts less than originally anticipated (a favorable development).

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HS Reports First Quarter 2011 Results

April 28, 2011
3. Segment Information
Financial data by reportable segment for the three months ended March 31 is as follows (in thousands):

	MA-PD	PDP	Corporate	Total
Three months ended March 31, 2011
Revenue	$1,116,869	$285,006	$14	$1,401,889
EBITDA	121,424	(17,479)	(8,654)	95,291
Depreciation and amortization expense	12,538	679	1,545	14,762

Three months ended March 31, 2010
Revenue	$630,950	$129,476	$16	$760,442
EBITDA	82,451	(4,763)	(6,295)	71,393
Depreciation and amortization expense	6,192	31	1,564	7,787
A reconciliation of reportable segment EBITDA to net income included in the consolidated statements of income is as follows (in thousands):

	Three Months Ended
	March 31,
	2011	2010
EBITDA	$95,291	$71,393
Income taxes	(26,033)	(19,834)
Interest expense	(10,276)	(9,971	)(1)
Depreciation and amortization	(14,762)	(7,787)

Net income	$44,220	$33,801

(1)	Includes $7.1 million of debt extinguishment costs related to the termination of a prior credit facility.
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HS Reports First Quarter 2011 Results

April 28, 2011
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Information
(in thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$300,676	$191,459
Accounts receivable, net	246,509	168,893
Funds due for the benefit of members	—	83,429
Deferred income taxes	16,849	15,459
Prepaid expenses and other	12,639	17,481

Total current assets	576,673	476,721
Investment securities available for sale	565,111	551,207
Property and equipment, net	62,717	60,017
Goodwill	839,001	839,001
Intangible assets, net	355,979	365,884
Restricted investments	27,931	29,136
Other	40,944	26,637
Risk corridor receivable from CMS	48,508	—

Total assets	$2,516,864	$2,348,603

Liabilities and Stockholders’ Equity
Current liabilities:
Medical claims liability	$423,127	$350,217
Accounts payable, accrued expenses and other	81,743	101,915
Book overdraft	34,326	19,629
Risk corridor payable to CMS	7,785	7,780
Funds held for the benefit of members	9,360	—
Current portion of long-term debt	37,350	61,226

Total current liabilities	593,691	540,767
Deferred income taxes	100,784	104,301
Long-term debt, less current portion	316,774	565,649
Other long-term liabilities	6,679	5,755

Total liabilities	1,017,928	1,216,472

Stockholders’ equity:
Common stock	718	619
Additional paid in capital	892,851	569,024
Retained earnings	667,208	622,988
Accumulated other comprehensive income, net	1,397	1,495
Treasury stock	(63,238)	(61,995)

Total stockholders’ equity	1,498,936	1,132,131

Total liabilities and stockholders’ equity	$2,516,864	$2,348,603

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HS Reports First Quarter 2011 Results

April 28, 2011
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
(in thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
Premium revenue	$1,386,136	$749,378
Management and other fees	12,429	10,188
Investment income	3,324	876

Total revenue	1,401,889	760,442

Operating expenses:
Medical expense	1,170,413	612,519
Selling, general and administrative	136,185	76,530
Depreciation and amortization	14,762	7,787
Interest expense	10,276	9,971

Total operating expenses	1,331,636	706,807

Income before income taxes	70,253	53,635
Income taxes	(26,033)	(19,834)

Net income	$44,220	$33,801

Net Income per common share:
Basic	$0.77	$0.59

Diluted	$0.75	$0.59

Weighted average common shares outstanding:
Basic	57,796,247	57,224,467

Diluted	59,067,394	57,557,961

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HS Reports First Quarter 2011 Results

April 28, 2011
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flow Information
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net income	$44,220	$33,801

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	14,762	7,787
Amortization of deferred financing cost	2,891	506
Amortization on bond investments	2,430	294
Equity in earnings of unconsolidated affiliate	(92)	(103)
Share-based compensation	2,342	2,719
Deferred tax benefit	(4,856)	(2,611)
Write-off of deferred financing fees	—	5,079
Changes in operating assets and liabilities:
Accounts receivable	(94,762)	(59,639)
Prepaid expenses and other current assets	4,918	(4,742)
Medical claims liability	72,910	(4,424)
Accounts payable, accrued expenses and other current liabilities	(21,659)	4,372
Risk corridor payable to/receivable from CMS	(48,504)	(19,929)
Other	1,167	1,977

Net cash used in operating activities	(24,233)	(34,913)

Cash flows from investing activities:
Purchases of property and equipment	(7,557)	(2,441)
Purchases of investment securities	(57,323)	(120,468)
Maturities of investment securities	30,726	8,211
Sales of investment securities	10,128	46,106
Purchases of restricted investments	(10,766)	(10,948)
Maturities of restricted investments	11,957	7,548
Other	6	—

Net cash used in investing activities	(22,829)	(71,992)

Cash flows from financing activities:
Funds received for the benefit of members	509,924	207,005
Funds withdrawn for the benefit of members	(417,135)	(176,601)
Proceeds from issuance of common stock	301,509	—
Proceeds from issuance of long-term debt	—	200,000
Payments on long-term debt	(272,751)	(261,972)
Excess tax benefit from stock options exercised	54	40
Proceeds from stock option exercises	20,022	477
Payment of debt issue costs	(41)	(7,334)
Change in book overdraft	14,697	—

Net cash provided by (used in) financing activities	156,279	(38,385)

Net increase (decrease) in cash and cash equivalents	109,217	(145,290)

Cash and cash equivalents at beginning of period	191,459	439,423

Cash and cash equivalents at end of period	$300,676	$294,133

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